Exhibit 99

MEREDITH CORPORATION
FIRST QUARTER FISCAL 2007 INVESTOR CONFERENCE CALL

INTRODUCTION

Good morning. I'm Cindy Schaus, Director of Investor Relations for Meredith. Before our CEO, Steve Lacy, begins our presentation, I'll take care of a few housekeeping items.

In our remarks today we will include statements that are considered forward-looking within the meaning of federal securities laws. The forward-looking statements are based on management's current knowledge and expectations and are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. A description of the risk factors can be found in our earnings release issued today and in certain of our SEC filings. The Company undertakes no obligation to update any forward-looking statement.

We will refer to non-GAAP measures, which in conjunction with GAAP results, provide additional analytic tools to understand our operations. Tables that reconcile GAAP results to non-GAAP measures have been posted to our web site.

A transcript of this call will be posted to our web site as well. Now, Steve will begin the presentation.

STEVE LACY

Thank you and good morning. I'd like to welcome Cindy Schaus, who joined our team on October 9 as Director of Investor Relations. Participating with me on our call today are Chief Financial Officer Suku Radia, Publishing Group President Jack Griffin and Broadcasting Group President Paul Karpowicz.

I'll start with an overview of our first quarter performance, followed by an update on our business groups, and close by providing our current outlook. At that point, we will be happy to take your questions.

We are extremely pleased to report another strong quarter. Our earnings per share grew 19.2 percent to $0.62, and net earnings increased 15.4 percent to $30.5 million. Consolidated revenues increased to $395.7 million. Advertising revenues increased 5.3 percent.

Our results reflect the combination of outstanding political and local non-political advertising performance in Broadcasting, and operating profit margin improvement in Publishing, particularly at the titles acquired a year ago from Gruner + Jahr. In addition, our rapid growth in online activities continued across the Company. This strong start to fiscal 2007 follows the excellent results we delivered for fiscal 2006.

We believe these results demonstrate success in executing our strategic growth initiatives. These include:

  Capturing the margin upside at our television stations and our Publishing properties, especially as it pertains to the magazines we acquired 15 months ago.
  Growing new revenue sources, particularly our Internet, online marketing and video operations.
  Expanding our connection with consumers by leveraging our content across multiple media platforms.
  Reaching new audiences -- in particular Hispanic women and the daughters of the baby-boom women. We have established an early leadership position in serving Hispanic women, and we will continue to grow that reach. The millennial generation is larger than the baby-boom generation, and we are clearly focused on extending our brand reach to serve this new and growing generation of consumers.

As I have noted often, we will rely on our key strengths to help us achieve these initiatives:

  First, we have a great portfolio of media properties and are growing our online and custom marketing assets;
  Second, we have a large consumer reach including an industry-leading 85 million name database;
  Third, we have a focused and experienced group of business leaders and dedicated employees committed to serving consumers and advertisers alike.

Now, let's review our first quarter results, starting with Broadcasting.

BROADCASTING

Broadcasting operating profit grew $5.1 million -- nearly 40 percent -- to $17.8 million, and EBITDA increased $5.2 million to $24 million. These results were due to strong political and local non-political advertising performance, driven by ratings gains across the Company's stations.

Revenues increased 14.3 percent to $82.1 million. We posted $8.6 million in net political advertising revenues in the quarter, a 35 percent increase over the first quarter of fiscal 2005, the prior election cycle. This represents the most political advertising revenues we have booked in a fiscal first quarter. Overall, non-political revenues were up more than 2 percent with local non-political advertising revenues were up 7.0 percent. This demonstrates our ability to convert improved news ratings into increased revenues.

Our advertising performance ranks among the best of those broadcasters who have reported quarterly results. For example, the average revenue increase for the seven major groups who have reported to date is 8 percent overall, compared to our 14 percent.

Our markets continue to grow at a rapid rate. The new household estimates for the 2006-07 television season reveal our markets grew an average of 2.3 percent from the prior year. That compares with a nationwide increase of 1 percent. In particular, Atlanta, the #9 market in the country, increased 5.1 percent; Phoenix, the #13 market, grew 3.9 percent; and Las Vegas was up 3.2 percent.  Las Vegas also jumped five market positions and is now the nation's 43rd largest market.

Growing Advertising Revenues
Looking more closely at our revenue performance, we benefited from heavy political spending in Hartford where there is a heated three-way United States Senate race. We also captured significant political spending in Kansas City, Las Vegas, Nashville, Phoenix, and Saginaw.

In March, we hosted a reception for candidates and their respective staff and agencies in Washington, D.C. We placed special emphasis on our FOX stations -- where we have significantly increased our news operations and hours and grown ratings. Our objective was to achieve a political advertising revenue share consistent with our overall market position.

I'm pleased to report we are now generating more political advertising revenue at our FOX stations than ever before. For example, we are getting roughly 20 percent share of the political advertising at our FOX affiliate in Portland. Meanwhile, first quarter political advertising revenue is up about 9 percent over the last election cycle for our FOX affiliate in Las Vegas.

In addition to strong political advertising revenues, we also realized mid-to-high single-digit percentage increases in the automotive, professional services, and furnishings advertising categories.

Increasing non-traditional revenues
Our Cornerstone program -- which leverages our publishing assets to create proprietary advertising packages for our television stations -- continues to post strong revenue growth.

In the first quarter, we generated nearly $12 million in combined revenues from the Cornerstone program, Internet sales and marketing initiatives focused on local interests and events. This represents an increase of over 25 percent from the prior year quarter.

Online advertising posted strong results in the quarter. We dedicated additional resources, redesigned every station web site and are driving toward becoming the local portal of choice in certain key markets.

We are seeing increased revenues from retransmission fees, which now significantly exceed network compensation. While most retransmission fees are from satellite providers, we are encouraged that some cable companies have started to pay these fees. We expect phone companies to pay retransmission fees in the future.

Increasing Ratings
We continued to build late news ratings for key markets as reflected in the July 2006 rating book. Four stations were market leaders for their late newscasts:

    In Portland, our FOX affiliate's 10 p.m. news again had a higher rating than any 10 or 11 p.m. newscast in the market.

    In Hartford, our CBS powerhouse continued its long-standing market leadership, not only sweeping ever demo category in late news, but winning every other news period as well.

    In Kansas City, our CBS station was number 1 for the 10th sweeps period in a row.

    In Nashville, our NBC station regained the top spot in late news in this particular time period.

We continue to expand our news across the group. As of September 30 2006, we were broadcasting 300 hours of news weekly, compared to about 230 three years ago. That's an increase of 27 percent.

We are doing an excellent job monetizing the ratings gains we have achieved over the last two years. For example, at KPHO in Phoenix, the 35 percent ratings increase we have seen in the late news over the past three years has resulted in over a 50 percent increase in advertising rates. Each rating point is worth an additional $1.4 million of ad revenue in this growing market.

Adding Local Programming
In addition to growing ratings, we are adding more local programming. For several years we have had the top-rated morning news programming in Portland. Nearly a year ago we launched a lifestyle and entertainment program called More Good Day Oregon with the goal of keeping viewers tuned to KPTV. I am pleased to report that the show is currently number one in the desirable 9:00 a.m. time slot.

In September we launched a similar local programming concept at our Las Vegas station called More. Of all the new daytime shows launched in Las Vegas this fall, it has the second-highest ratings. We are excited about the opportunity to expand this local programming concept to other markets. These locally produced shows are more profitable than traditional syndicated or network programming.

We are also expanding our local market footprint through use of our digital spectrum. For example:

    Our CBS affiliate in Saginaw began multicasting the MyNetwork on our digital signal. It is also being carried by local cable systems. We also secured local rights to broadcast Detroit Pistons basketball games on this channel.
    We launched the Telemundo network on our digital signal at our NBC affiliate in Nashville to serve the region's growing Hispanic population.

To summarize, it was an outstanding quarter for Broadcasting.  Both political and non-political advertising revenues significantly exceeded industry results; we demonstrated our ability to turn improved ratings into revenue; we made local programming enhancements; and we positioned ourselves for continued growth through investments in our online activities.

PUBLISHING

Turning to Publishing, operating profit increased to $48.5 million primarily due to advertising revenue growth and disciplined expense management, partially offset by additional circulation investment. Publishing revenues were $313.7 million.

Advertising performance
Publishing advertising revenues grew 1.3 percent, led by strong growth in Meredith's Special Interest Publications, Family Circle and More magazines, partially offset by industrywide weakness in the parenthood category.

More magazine -- which targets upscale women over age 40 -- continues to resonate with readers and advertisers alike. Advertising revenues were up nearly 15 percent for the quarter, on top of over 20 percent growth for all of fiscal 2006. Also, we are very proud that earlier this week it earned one of the industry's most sought-after and distinguished awards when Advertising Age named More its 2006 "Magazine of the Year."

Family Circle advertising revenues were up nearly 20 percent and operating profit increased substantially compared to the prior year quarter. The magazine looks great and our editorial enhancements are connecting with readers.

We experienced revenue gains in six of our eight largest categories, representing more than 70 percent of our Publishing advertising revenues. We posted increases in the DTC, non-DTC, direct response and household supplies categories, while we saw declines in cosmetics and retail. Food and DTC -- which are our two largest categories and represent more than 30 percent of Publishing advertising revenues -- were each up more than 2 percent.

Online advertising revenues continued to grow at a rapid rate, increasing nearly 70 percent in the quarter. Upcoming redesigns at BHG.com and the creation of a parenthood portal will expand our online advertising inventory. These enhancements will debut in Spring 2007.

Circulation
As expected, circulation revenues declined due to the continued industrywide weakness in newsstand sales, as well as previously announced strategic initiatives to increase long-term circulation profitability. These initiatives include calendar 2006 rate base reductions and ongoing investments in transitioning Family Circle, Parents, Fitness and Child to our direct-to-publisher circulation model.

As we have previously told you, we generate over one million subscriptions over the Internet annually. These are a more profitable source of circulation than traditional mail. During the quarter we increased online subscriptions by nearly 30 percent over the prior year quarter.

Diversified Publishing Businesses
Revenues at the Company's diversified publishing businesses -- Integrated Marketing and Books -- were down modestly. This was expected due to timing issues relative to book releases and delivery of custom marketing programs during the quarter. We expect to post strong revenue growth in both the integrated marketing and book businesses in the second quarter and the full fiscal year.

Many clients are looking beyond traditional advertising for total marketing solutions and Meredith is particularly well-suited to capture this growing business. We are offering clients a greater breadth of direct marketing services, including expanded customer relationship marketing programs with online and database components. These broader services are proving effective in helping clients reach their target audiences more effectively.

For example, our recent acquisition of O'Grady Meyers, an online marketing and services agency, is already opening doors. We have several proposals pending with existing Meredith Integrated Marketing clients for additional services based on O'Grady Meyers online capabilities. Also, we have been able to win additional traditional business for Meredith Integrated Marketing from O'Grady Meyers' clients.

We aren't finished building out our expertise in this area. We are actively pursuing additional acquisitions in the online marketing space to complement our existing portfolio.

Turning to Books, the product pipeline is strong for the balance of calendar 2007. We anticipate top sellers to include the 14th edition of the Better Homes and Gardens New Cook Book, Denzel Washington's A Hand to Guide Me -- which is a book about the importance of everyday mentorship, a special comb-bound edition of the "Pink Plaid" Better Homes and Gardens Cook Book, and several cook books by New York Times bestselling author Sandra Lee.

ReadyMade acquisition
Earlier this month we announced an agreement to purchase ReadyMade, a multimedia brand targeting adults in their 20s and 30s. The ReadyMade brand includes a successful do-it-yourself lifestyle magazine, a popular web site, a branded book and other products such as project plans and kits, as well as an integrated marketing operation. This acquisition advances our strategy to serve the next generation of Meredith consumers -- the daughters of Baby Boom women.

Cost control
Total Publishing costs declined 2 percent in the quarter despite a 5 percent increase in postal rates and increased direct mail investments. As we told you last quarter, we launched a strategic sourcing initiative and, although we are early in the process, we are beginning to realize the benefits of this effort.

To summarize our Publishing performance, we generated operating profit and margin improvement. We increased advertising revenues; delivered on our stated objectives of margin improvement at the acquired titles; grew our online businesses; and exercised disciplined cost management.

OUTLOOK

With that review of our business operations for the past quarter, let me turn to our expectations for all of fiscal 2007, including the second quarter.

Broadcast pacings, which are a snapshot in time and change frequently, are currently running up in the mid twenties for the second quarter of fiscal 2007. The pacings, which reflect the strength of political advertising, will moderate later in the quarter. Publishing advertising revenues are forecasted to be down in the low single digits for the quarter following the outstanding 16 percent increase achieved in the second quarter of fiscal 2006.

For the second quarter and full fiscal 2007, a number of uncertainties remain that can affect our results. These include overall advertising volatility, and in particular, the amount of political advertising at our television stations; the performance of our retail business; and paper prices and postal rates.

For the second quarter of fiscal 2007, the Company currently expects to grow earnings per share 20 to 25 percent from the $0.58 per share earned in the second quarter of fiscal 2006.

At this time, Meredith expects to grow earnings per share 12 to 15 percent in fiscal 2007 from the $2.86 earned in fiscal 2006.

We look forward to seeing you at the December media conferences where we will update our earnings outlook. We'd be happy to respond to your questions.